MANAGEMENT SERVICES AGREEMENT

            This Management Services Agreement (the “Agreement”) is entered into effective the 1st day of April 2014 (the “Effective Date”), by and between White Mountain Titanium Corporation, a Nevada corporation (“WMTC”), and The W Formation Group Inc., a Massachusetts, USA corporation (the “Service Provider”).

RECITALS:

            A.        WMTC, through its wholly owned Chilean subsidiary, owns a rutile mineral property known as the Cerro Blanco project located in Region III of Chile and is or proposes to carry on mining operations on the project.

            B.        The Service Provider has agreed to provide certain management services on a part-time basis, including the service of Wei Lu, a director of WMTC and owner of the Service Provider (the “Owner”), as a consultant to provide services in connection with the funding of the project.

            C.        Mr. Lu commenced providing the services set forth in this Agreement on the Effective Date and has provided them continually since that time.

            D.        The Owner has experience in securing funding for similar projects and particularly has experience in fund raising in China where the Company proposes to secure additional funding.

            E.        WMTC proposes to engage the Service Provider under the terms of this Agreement.

            NOW, THEREFORE, in consideration of the mutual terms and conditions set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

            1.        Services and Duties.

                          a.        Management and Administrative Services. As of the Effective Date, the Service Provider shall provide adequate time (the “Committed Time”) to WMTC-related issues, including, but not limited to, the following (the “Services”):

(i)

Develop an investor base in China / Asia and provide investor relations services for that region, including coordination of investor visits to our Chilean operation and mine site; which shall include preparation of invitation letters and assistance with Visas.

(ii)

Identify and assist in negotiating strategic investment and opportunistic fund raising activities as well as assist with corporate strategy formulation, refinement and execution and coordination among senior executives:

(iii)

Seek funding, supplier or contractor alternatives for the proposed desalination plant and solar power array and assist in identifying marketing and off-take opportunities for feldspar concentrates produced from Cerro Blanco within China / Asia;

(iv)	Assist with monitoring and developing investor relationships in North America;
(v)	Assist with seeking a listing of WTMC stock on a qualified senior stock exchange, particularly in Asia.
(vi)	Assist in the formulation and implementation of corporate strategy

                          b.        Performance of Duties. All services provided by the Service Provider hereunder shall be performed in a timely manner and in accordance with good and standard professional practice.

                          c.        Conflicts of Interest. During the term of this Agreement neither the Service Provider nor any affiliate, including, but not limited to, the Owner, shall carry on or be engaged in or concerned with or advise in the operating of any other business or enterprise which is in conflict with their obligations under this Agreement or in competition with WMTC or any consolidated subsidiary.

            2.        Compensation and Reimbursable Expenses.

                          a.        Monthly Fee. In consideration of the services provided by Service Provider, commencing the Effective Date, WMTC shall pay to the Service Provider US$13,500 per month (the “Base Salary”), plus reimbursable out of pocket expense. Effective August 1, 2014 and until the month during which WMTC receives regulatory approval of the Environmental Impact Statement for its Cerro Blanco project (the “EIS”), $1,700 of the Base Salary shall not be paid but will accrue, without interest, and be paid promptly, but not later than the last business day of the calendar month next following receipt of the EIS. Payments hereunder shall commence on the Effective Date and shall be made on or before the last business day of the calendar month in which such services are provided. The compensation payable hereunder shall be in lieu of and not in addition to any cash compensation payable to the Owner for service as a director of WMTC or any subsidiary, or as a member of any committee of Board of Directors of WMTC or any subsidiary.

                          b.        Stock Options. As a signing bonus for the Service Provider entering into this Agreement, WMTC granted to the Owner options to purchase up to 300,000 shares of common stock of WMTC pursuant to the terms of the WMTC 2010 Stock Option/Stock Issuance Plan (the “Plan”). Such options are fully vested, will expire on December 31, 2017, and are exercisable at US$0.45 per share.

                          c.        Grants. In addition, WMTC shall grant to the Owner stock bonuses under the Plan of (i) 200,000 shares after the WMTC stock price has maintained at and above the price of $1.00 per share for at least two thirds of the time during any 30-consecutive-days period, (ii) 350,000 shares upon WMTC signing of the first definitive strategic alliance agreement and / or arrangement of project capital; (iii) 150,000 shares upon WMTC obtaining a listing on a senior stock exchange in Asia. The termination of this Agreement shall be deemed a cessation of Service (as defined in the Plan) in connection with any options granted to the Owner hereby.

                          d.        Share Compensation Pool. The Owner shall be entitled to participate in the annual share compensation pool.

                          e.        Office Space and Support Services Expense. WMTC will provide the Service Provider with the use of office space at the offices of WMTC and its subsidiaries for the times the Owner performs the services set forth herein at the WMTC offices, or the Service Provider can choose to provide, at its own expense, the use of office space at any location where WMTC and its subsidiaries do not have offices.

            3.        Term. This Agreement shall commence on the Effective Date and shall continue in force until terminated in accordance with Section 4 hereof. The restrictive covenants in paragraph 6 hereof shall survive the termination of this Agreement.

            4.        Termination.

                          a.        Termination Without Cause. Either WMTC or the Service Provider may terminate this Agreement at any time without cause (as defined below), provided that it gives written notice of termination to the other party at least three (3) months before the date of such termination.

                          b.        Termination For Cause. WMTC shall be entitled at any time, with or without prior notice, to terminate this Agreement for cause, in which case no compensation or other fees (other than such fees that have already been earned by Service Provider) shall be payable to the Service Provider after such termination. “Cause” means the Service Provider or its principals’, affiliates, agents’, employees’ or representatives’, or the Owner’s (i) gross negligence in the performance or non-performance of any material duties to WMTC; (ii) commission of any material criminal act or fraud or of any act that affects adversely the reputation of WMTC; (iii) habitual neglect of Service Provider’s duties that are required to be performed under this Agreement; (iv) dishonesty; or (v) gross misconduct. Such termination shall not prejudice any other remedy under law or equity of WMTC and the failure of WMTC to terminate Service Provider when cause exists shall not constitute the waiver of WMTC’s right to terminate this Agreement at a later time. Termination under this paragraph shall be considered for cause for purposes of this Agreement.

            5.        Termination upon Change of Control. WMTC may terminate this Agreement immediately with notice upon any Change of Control (as defined below). In the event of termination upon a change of control of WMTC, the following provisions shall apply:

                                 a.        “Termination Upon Change of Control” means:

            (i)        any termination of the engagement of the Service Provider by WMTC without cause during the period commencing on or after the date that WMTC first publicly announces a definitive agreement that would result in a Change of Control (as defined below), even though still subject to approval by WMTC’s stockholders and other conditions and contingencies; or

            (ii)        any resignation by the Service Provider based on a diminution of responsibilities where (1) such diminution of responsibilities occurs during the period commencing on or after the date that WMTC first publicly announces a definitive agreement that would result in a Change of Control (as defined below), even though still subject to approval by WMTC’s stockholders and other conditions and contingencies, and ending on the date which is twelve (12) months following the Change of Control, and (2) such resignation occurs within one-hundred and twenty (120) days following such diminution of responsibilities.

                          b.        The term “Termination Upon Change of Control” shall not include any other termination, including a termination of the Service Provider (i) by WMTC for cause; (ii) by WMTC as a result of the disability of a party; (iii) as a result of the death of the party; or (iv) as a result of the voluntary termination of the engagement by the party for reasons other than a diminution of responsibilities.

     c.        “Change of Control” means:

                                 (i)        any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than a trustee or other fiduciary holding securities of WMTC under an employee benefit plan of WMTC, becomes the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of WMTC representing 30% or more of (A) the outstanding shares of common stock of WMTC or (B) the combined voting power of WMTC’s then-outstanding securities;

                                 (ii)      WMTC is party to a merger or consolidation, or series of related transactions, which results in the voting securities of WMTC outstanding immediately prior thereto failing to continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving or another entity) at least fifty (50%) percent of the combined voting power of the voting securities of WMTC or such surviving or other entity outstanding immediately after such merger or consolidation;

                                 (iii)       the sale or disposition of all or substantially all of WMTC’s assets (or consummation of any transaction, or series of related transactions, having similar effect);

                                 (iv)      there occurs a change in the composition of the Board of Directors of WMTC within a two-year period, as a result of which fewer than a majority of the directors are incumbent directors;

                                 (v)        the dissolution or liquidation of WMTC; or

                                 (vi)       any transaction or series of related transactions that has the substantial effect of any one or more of the foregoing.

                          d.        In the event of termination upon a Change of Control, the Service Provider shall receive the following compensation: (i) immediate payment of a severance amount equal to one (1) times the highest annual base cash compensation paid to the Service Provider; (ii) the immediate vesting of any outstanding unvested options, warrants, or other convertible instruments; (iii) the pro rata amount of any bonuses for which the Service Provider is eligible; (iv) the extension of the exercise period of any options, warrants, or other convertible instrument for at least six months following such termination.

            6.        Confidential Information. The Service Provider recognizes and acknowledges that certain information, including, but not limited to, information pertaining to the financial condition of WMTC, its systems, methods of doing business, agreements with customers or suppliers, or other aspects of the business of WMTC or which are sufficiently secret to derive economic value from not being disclosed (hereinafter “Confidential Information”) may be made available or otherwise come into the possession of the Service Provider or PVM by reason of this engagement with WMTC. Accordingly, the Service Provider agrees that neither it nor its principals, affiliates, agents, employees, representatives, or the Owner will (either during or after the term of this engagement with WMTC) disclose any Confidential Information to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever or make use to their personal advantage or to the advantage of any third party, of any Confidential Information, without the prior written consent of WMTC. The Service Provider shall, upon termination of this engagement, return to WMTC, and shall cause its principals, affiliates, agents, employees, and representatives to return to WMTC, all documents which reflect Confidential Information (including copies thereof). Notwithstanding anything heretofore stated in this paragraph, the Service Provider’s obligations under this Agreement shall not, after termination of Service Provider’s engagement with WMTC, apply to information which has become generally available to the public without any action or omission of the Service Provider (except that any Confidential Information which is disclosed to any third party by an employee or representative of WMTC who is authorized to make such disclosure shall be deemed to remain confidential and protectable under this provision).

            7.        Independent Contractor. Service Provider agrees that in performing this Agreement, the Service Provider is acting as an independent contractor and not as an employee or agent of WMTC. As an independent contractor, neither the Service Provider nor the Owner shall be eligible for any benefits which WMTC may provide to its employees. All persons, if any, hired by Service Provider to perform this Agreement, including, but not limited to, the Owner, shall be employees of the Service Provider and shall not be construed as employees or agents of WMTC in any respect. The Service Provider shall be responsible for all taxes, insurance and other costs and payments legally required to be withheld or provided in connection with Service Provider’s performance of this Agreement, including without limitation, all withholding taxes, worker’s compensation insurance, and similar costs.

            8.        Miscellaneous Provisions.

                          a.        Notice. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing (including electronic format) and shall be effective (i) upon delivery in person (including by reputable express courier service) at the address set forth below; (ii) upon delivery by facsimile (as verified by a printout showing satisfactory transmission) at the facsimile number designated below (if sent on a business day during normal business hours where such notice is to be received and if not, on the first business day following such delivery where such notice is to be received); (iii) by electronic mail (as verified by a printout showing satisfactory transmission) at the electronic mail address set forth below (if sent on a business day during normal business hours where such notice is to be received and if not, on the first business day following such delivery where such notice is to be received); or (iv) upon three business days after mailing with the United States Postal Service if mailed from and to a location within the continental United States by registered or certified mail, return receipt requested, addressed to the address set forth below. Any party hereto may from time to time change its physical or electronic address or facsimile number for notices by giving notice of such changed address or number to the other party hereto in accordance herewith.

If to WMTC to:

White Mountain Titanium Corporation
Augusto Leguia Norte 100, Oficina 1401
Las Condes, Santiago
Chile
Attn: Michael P. Kurtanjek, President
Email: mpk@wmtcorp.com
FAX: (56 2) 657-1809

With a copy (which shall not constitute notice) to:

Ronald N. Vance, Esq.
The Law Office of Ronald N. Vance & Associates, P.C.
1656 Reunion Avenue
Suite 250
Salt Lake City, UT 84095
Email: ron@vancelaw.us
FAX: (801) 446-8803

If to the Service Provider, to:

The W Formation Group Inc.
61 Wayne Road
Needham, MA 02494
Attn: Wei Lu, President

Email: weilu66@yahoo.com
FAX:

                          b.        Attorneys’ Fees. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties will be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

                          c.        Additional Remedies. The Service Provider acknowledge and agree that, in the event either such party shall violate any of the restrictions of Section 6 hereof, WMTC will be without adequate remedy at law and will therefor be entitled to enforce such restrictions by temporary or permanent injunctive or mandatory relief obtained in an action or may have at law or in equity, and the Service Provider hereby consents to the jurisdiction of such court for such purpose, provided that reasonable notice of any proceeding is given, it being understood that such injunction shall be in addition to any remedy which WMTC may have at law or otherwise.

                          d.        Entire Agreement; Modification; Waiver. This Agreement constitutes the entire agreement between or among the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties, including, but not limited to the Original Agreement. No supplement, modification, or amendment of this Agreement will be binding unless executed in writing by all the parties or the applicable parties to be bound by such amendment. No waiver of any of the provisions of this Agreement will constitute a waiver of any other provision, whether or not similar, nor will any waiver constitute a continuing waiver. No waiver will be binding unless executed in writing by the party making the waiver.

                          e.        Survival of Covenants, Etc. All covenants, representations and warranties made herein shall survive the making of this Agreement and shall continue in full force and effect for a period of two years from the termination date of this Agreement, at the end of which period no claim may be made with respect to any such covenant, representation, or warranty unless such claim shall have been asserted in writing to the indemnifying party during such period.

                          f.        Assignment. This Agreement, as it relates to the engagement of Service Provider, is a personal contract and the rights and interests of the Service Provider hereunder may not be sold, transferred, assigned, pledged or hypothecated, without the prior written consent of WMTC, which consent may be withheld for any reason.

                          g.        Binding on Successors. This Agreement will be binding on, and will inure to the benefit of, the parties to it and their respective heirs, legal representatives, successors, and assigns.

                          h.        Governing Law and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, U.S.A., without reference to the choice of law principals thereof. The parties hereto irrevocably submit to the jurisdiction of the Courts of the State of Nevada, U.S.A., located in Clark County and the United States District Court of Nevada in any action arising out of or relating to this Agreement, and hereby irrevocably agree that all claims in respect of such action may be heard and determined in such state or federal court. The parties hereto irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties further agree, to the extent permitted by law, that final and unappealable judgment against any of them in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of such judgment.

                          i.        Rights Are Cumulative. The rights and remedies granted to the parties hereunder shall be in addition to and cumulative of any other rights or remedies either may have under any document or documents executed in connection herewith or available under applicable law. No delay or failure on the part of a party in the exercise of any power or right shall operate as a waiver thereof nor as an acquiescence in any default nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right.

                          j.        Severability. If any provision of this Agreement is held invalid or unenforceable by any court of final jurisdiction, it is the intent of the parties that all other provisions of this Agreement be construed to remain fully valid, enforceable, and binding on the parties.

                          k.        Drafting. This Agreement was drafted with the joint participation of the parties and/or their legal counsel. Any ambiguity contained in this Agreement shall not be construed against any party as the draftsman, but this Agreement shall be construed in accordance with its fair meaning.

                          l.        Headings. The descriptive headings of the various paragraphs or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

                          m.        Number and Gender. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, the feminine, or the neuter gender shall include the masculine, feminine, and neuter.

                          n.        Counterparts; Facsimile Execution. This Agreement may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one instrument. Delivery of an executed counterpart of this Agreement by facsimile or email shall be equally as effective as delivery of a manually executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by facsimile or email also shall deliver a manually executed counterpart of this Agreement, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, or binding effect of this Agreement.

                          o.        Full Knowledge. By their signatures, the parties acknowledge that they have carefully read and fully understand the terms and conditions of this Agreement, that each party has had the benefit of counsel, or has been advised to obtain counsel, and that each party has freely agreed to be bound by the terms and conditions of this Agreement.

            IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement the respective day and year set forth below.

White Mountain Titanium Corporation

Date: September 29, 2014	By	/s/ Kin Wong
Kin Wong, Chairman, Chief Executive Officer

The W Formation Group Inc.

Date: September 29, 2014	By	/s/ Wei Lu
Wei Lu, President